Exhibit 10.3

WAIVER AND CONSENT AGREEMENT

This WAIVER AND CONSENT AGREEMENT (this “Agreement”) is made and entered into as of May 31, 2017 by and between Inpixon, a Nevada corporation (the “Company”), and Hillair Capital Investments L.P. (“Hillair”). In this Agreement, the Company and Hillair are sometimes referred to singularly as a “party” and collectively as the “parties”.

WHEREAS, the Company entered into that certain securities purchase agreement with Hillair, dated as of August 9, 2016 (the “Hillair SPA”), pursuant to which the Company issued (i) an 8% Original Issue Discount Senior Convertible Debenture in an aggregate principal amount of $5,700,000 due on August 9, 2018 (the “Debenture”), and (ii) 2,250 shares of newly created Series 1 Convertible Preferred Stock, par value $0.001 per share (the “Preferred Stock”), to Hillair;

WHEREAS, in connection with the Company’s entrance into the Hillair SPA and issuance of the Preferred Stock to Hillair, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of Series 1 Convertible Preferred Stock, with the Secretary of State of Nevada on August 5, 2016, as amended by the Certificate of Correction filed with the Secretary of State of Nevada on August 9, 2016, effective upon filing (as so amended, the “Certificate”);

WHEREAS, the Company desires to enter into that certain securities purchase agreement (the “SPA”) to be entered into by the Company and each of the investors identified in the Schedule of Buyers attached thereto (collectively, the “Investors”);

WHEREAS, pursuant to the SPA, the Company will issue to the Investors convertible notes, in the aggregate original principal amount of $2,200,000, (the “Notes”), which Notes shall be convertible into shares of the Company’s common stock, at a conversion price equal to $1.00 per share (the “Convertible Note Offering”);

WHEREAS, Section 4.13(b) of the Hillair SPA requires that until such time as no Debenture or Preferred Stock remains outstanding, the Company shall not sell, offer to sell or solicit offers to buy or otherwise negotiate to issue, issue, enter into any agreement to issue, or announce the issuance or proposed issuance of any common stock or common stock equivalents for an effective per share price that is less than $7.05 (subject to adjustments permitted by the Hillair SPA) (the “Price-Based Issuance Prohibition”);

WHEREAS, Section 5(b) of the Debenture requires that at any time following the six month anniversary of the original issuance date, if the Company sells or grants any option to purchase or sells or grants any right to reprice, or otherwise disposes of or issues (or announces any sale, grant, or any option to purchase or other disposition) any Common Stock or Common Stock Equivalents (as defined in Hillair SPA), the Company shall notify Hillair in writing of the pricing terms of the Common Stock or Common Stock Equivalents issued in such transaction no later than the trading day following the issuance; and whether such notice is provided to Hillair, Hillair will be entitled to lower the conversion price for the Debenture to the greater of the offering price in the subsequent transaction and $7.05 (subject to adjustments permitted by the Debenture) (collectively, the “Notice Requirement and Adjustment of Conversion Price Requirement”);

WHEREAS, Section 7 of the Debenture requires that as long as any portion of the Debenture remains outstanding, the Company shall not, among other things, enter into, create, incur, assume, guarantee or suffer to exist any indebtedness for borrowed money of any kind other than the Permitted Indebtedness (as defined in the Debenture) (the “Prohibition Against Assuming Additional Indebtedness”);

WHEREAS, Section 7(e) of the Debenture requires that as long as any portion of the Debenture remains outstanding, the Company shall not, among other things, repay, repurchase or offer to repay, repurchase or otherwise acquire any Indebtedness (as defined in the Hillair SPA), other than the Debentures if on a pro-rata basis (the “Prohibition Against Debt Repayment,” together with the Price-Based Issuance Prohibition, the Notice Requirement and Adjustment of Conversion Price Requirement and the “Prohibition Against Assuming Additional Indebtedness”, the “Requirements and Prohibitions” );

WHEREAS, the Company may repay or redeem the Notes issued in the Convertible Note Offering, as more fully described in the Notes (the “Note Repayment”); and

WHEREAS, Hillair has agreed to waive the Requirements and Prohibitions, and the Company has agreed to repay a portion of outstanding principal amount of the Debenture, pursuant to the terms of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants of the parties as hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

AGREEMENT

1.        Waiver and Consent.

(a)       Solely in connection with the Convertible Note Offering, Hillair hereby waives the Price-Based Issuance Prohibition as set forth in Section 4.13(b) of the Hillair SPA.

(b)       Solely in connection with the Convertible Note Offering, Hillair hereby waives the Notice Requirement and Adjustment of Conversion Price Requirement as set forth in Section 5(b) of the Debenture.

(c)       Solely in connection with the Convertible Note Offering, Hillair hereby waives the Prohibition Against Assuming Additional Indebtedness as set forth in Section 7 of the Debenture.

(d)       Solely in connection with the Convertible Note Offering and the Note Repayment, Hillair hereby waives the Prohibition Against Debt Repayment as set forth in Section 7(e) of the Debenture.

(e)       The above waivers in clauses (a)-(d) by Hillair are effective as of the date hereof, subject to the Company’s payment to Hillair of $200,000 in cash as repayment of outstanding principal amount on the Debenture on the date hereof.

(f)       The above waivers shall not be deemed continuing waivers of any future notice or consent required by the Hillair SPA, the Debenture or the Certificate. This Agreement is a one-time waiver and limited to the matters expressly waived herein and should not be construed as an indication that Hillair would be willing to agree to any future modifications to or waiver of any of the terms of the Hillair SPA, the Debenture or the Certificate, or any modifications to or waiver of any default that may exist or occur thereunder. Except as expressly set forth above, the terms and conditions of the Hillair SPA, the Debenture and the Certificate shall remain in full force and effect and each of the parties reserves all rights with respect to any other matters and remedies

(g)       The Company hereby represents, warrants and covenants to Hillair that (i) the transaction documents in connection with the Convertible Note Offering contain no prohibition or limitation on payment by the Company of interest and principal and other amounts owed in accordance with terms of the Debenture and (ii) the Notes issued in the Convertible Note Offering are not secured by any assets of the Company or any Subsidiary (as defined in Hillair SPA).

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2.         Miscellaneous.

(a)       This Agreement contains the entire agreement of Hillair and the Company with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. This Agreement may not be amended, modified or supplemented, and no provision of this Agreement may be waived, other than by a written instrument duly executed and delivered by a duly authorized officer of each party hereto.

(b)       All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any party hereto shall commence an action or proceeding to enforce any provisions of this Agreement, then, the prevailing party in such action or proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

(c)       This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have caused this Waiver and Consent Agreement to be duly executed on the day and year first above written.

INPIXON

By:	/s/ Nadir Ali
Name:	Nadir Ali
Title:	CEO

[SIGNATURE PAGE OF HILLAIR FOLLOWS]

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Hillair Capital Investments L.P.

By:	/s/ Sean M. McAvoy
Name:	Sean M. McAvoy
Authorized Signatory

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